UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

Seven Hills Realty Trust

(Exact name of registrant as specified in its charter)

maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

(Address of principal executive offices, including zip code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	SEVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “Company”, “we”, “us”, and “our” refer to Seven Hills Realty Trust and certain of its subsidiaries, unless the context indicates otherwise.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2022, our Board of Trustees (“Board”) adopted resolutions increasing the size of our Board to seven Trustees. On the same date, pursuant to a recommendation of our Nominating and Governance Committee, our Board elected Phyllis M. Hollis as an Independent Trustee in Class II of our Board to fill the vacancy created by the increase in size of our Board to seven Trustees.

Ms. Hollis has served as the chief executive officer of Hollis Advisory LLC since 2018. From 2014 until 2018, Ms. Hollis served as chief executive officer, chief marketing officer and chief operating officer for CAVU Securities, LLC, a New York based investment bank. Ms. Hollis also founded Egerie Consulting, and served as its president from 2000 until 2010. In 1994, Ms. Hollis co-founded Utendahl Capital Partners, a minority owned investment bank. Ms. Hollis is on the finance and investment committee for Guild Hall, a community arts, entertainment and education center. Ms. Hollis also currently serves as a trustee of several other non-profit company boards, mostly involved with the visual arts, and serves on various committees which include strategic planning, investments/finance, impact initiatives and marketing. In 2020, Ms. Hollis launched a weekly podcast, Cerebral Women Art Talks, to promote and provide marketing services to visual artists, mainly artists of color, female artists and art professionals.

Our Board concluded that Ms. Hollis is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For her service as an Independent Trustee, Ms. Hollis will be entitled to the compensation we generally provide to our Independent Trustees. There is no arrangement or understanding between Ms. Hollis and any other person pursuant to which Ms. Hollis was selected as a Trustee. There are no transactions, relationships or agreements between Ms. Hollis and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with her election as an Independent Trustee, we entered into an indemnification agreement with Ms. Hollis, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement entered into by our Trustees with us as Exhibit 10.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which form is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN HILLS REALTY TRUST

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

Date:  March 22, 2022